UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)

            January 12, 2009

PROSPERO GROUP
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (212) 937-8442

Formally PROSPERO MINERALS CORP.

8.01 Other Events

Nassau, Bahamas: January 12, 2009. Initial communication has been started between the Board of Directors of Prospero Group and Epos Consulting, an International Bahamian Company for the purchase of Epos through a share exchange. Currently, Epos, a major shareholder in Prospero Group has entered into a Joint Venture Agreement with Boyle Site Technologies, LLC, a Georgia Corporation.

The business of this Joint Venture is to develop the cellular phone tower business by soliciting contracts with the owners and operators to build, upgrade, inspect and service; to develop its existing Master Service Agreements. This Agreement will also pursue the possibility of brokering, buying and selling steel, copper, aluminium, titanium, scrap and other commodities transactions for the sole purpose of profit sharing.

Epos shall have full, exclusive and complete authority and discretion in the management and control of the business of the Joint Venture, while Boyle Site Technologies LLC shall manage and maintain the day to day operations of the Joint Venture such as soliciting and securing new accounts, the hiring and training of regional project managers and supervisors, the selection of hiring sub-contractors and coordination of all schedules and field operations.

The funding to capitalize this Joint Venture will come initially from Epos and shall be arranged into three (3) phases with Epos realizing 33% of the estimated $30,000,000 per year profit. This amount of profit will become a part of Prospero Group earnings as EPOS is in the process of being acquired by Prospero Group.

Form 8-K	Prospero Minerals Corp.	Page 2

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995 Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Prospero Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Please refer to Prospero’s filings with the Securities and Exchange Commission for a summary of important factors that could affect Prospero’s forward-looking statements. Prospero undertakes no obligation to revise these statements following the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

        PROSPERO GROUP

Dated: January 12, 2009	By:
Hubert L. Pinder - CFO